UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST EVENT REPORTED: August 29, 2012

ATP OIL & GAS CORPORATION

(Exact name of registrant as specified in its charter)

Commission file number: 001-32647

Texas	76-0362774
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4600 Post Oak Place, Suite 100

Houston, Texas 77027

(Address of principal executive offices)

(Zip Code)

(713) 622-3311

(Registrant’s telephone number, including area code)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

As previously disclosed, on August 17, 2012, ATP Oil & Gas Corporation (the “Company”) filed a voluntary petition for relief (the “Bankruptcy Filing”) under Chapter 11 of Title 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”) Case No. 12-36187.

In connection with the Bankruptcy Filing, on August 29, 2012, the Company entered into a Senior Secured Super Priority Priming Debtor in Possession Credit Agreement (the “DIP Credit Agreement”) with the lenders party thereto, as lenders (the “Lenders”), Credit Suisse AG, as the administrative agent and collateral agent (the “Agent”), and Credit Suisse Securities (USA) LLC, as the sole bookrunner and sole lead arranger. Pursuant to the terms of the DIP Credit Agreement, the Lenders agreed, if approved by the Bankruptcy Court, to lend up to $250,000,000 in term loans (the “New Funding Amount”), $50,000,000 of which has already been advanced to the Company, and additional term loans of up to $367,600,000 plus an amount equal to all accrued and unpaid interest on certain prepetition obligations, which additional term loans would be extended to refinance loans (“Prepetition Loans”) made prior to the date of the Bankruptcy Filing by the Lenders or their affiliates (the “Refinancing Amount”).

The proceeds of the New Funding Amount, subject to the DIP Budget (as described in the DIP Credit Agreement) will be used to pay the fees, costs and expenses incurred by the Company in the administration of the Bankruptcy Case, to provide for working capital and to fund certain capital expenditures for the development of the leases related to the Company’s “Clipper Project” and “Gomez #9 Project”, each located in the Gulf of Mexico. The proceeds of the Refinancing Amount will be used to refinance Prepetition Loans. Pursuant to the DIP Credit Agreement, any Lender may convert Prepetition Loans held by it or its affiliates, plus the Consent Fee (as defined below) with respect thereto and all accrued and unpaid interest thereon, into loans under the Refinancing Amount in an aggregate principal amount equal to the product of (i) the commitment of such Lender with respect to the New Funding Amount times (ii) 1.6785379131272. The amount of accrued and unpaid interest on each such Lender’s Prepetition Loans through the date of such conversion shall be added to the aggregate principal amount of such Lender’s loans allocable to the Refinancing Amount.

Under the DIP Credit Agreement, the Company has the option of borrowing at an interest rate per annum equal to an Adjusted LIBO Rate (as defined in the DIP Credit Agreement) plus 8.50%, or at an interest rate per annum equal to the Alternate Base Rate (as defined in the DIP Credit Agreement) plus 7.50%. Under the DIP Credit Agreement, the Company has agreed to a floor on the Adjusted LIBO Rate of 1.50% per annum and a floor on the Alternate Base Rate of 2.50% per annum. The proceeds of the loans under the New Funding Amount are to be issued at a price of 98.00% of the principal amount thereof. The Company shall pay a commitment fee at a rate equal to 4.25% per annum on the daily aggregate amount of unfunded commitments with respect to the New Funding Amount. Further, the Lenders who refinanced their Prepetition Loans as part of the Refinancing Amount will receive a consent fee equal to 2.00% of their Prepetition Loans so refinanced (the “Consent Fee”). Upon an event of default under the DIP Credit Agreement and for so long as such default continues, 4.00% per annum will be added to the applicable interest rate.

The DIP Credit Agreement has conditions precedent to the Company’s ability to obtain loans with respect to the New Funding Amount, which are tied to the Final Order (as defined in the DIP Credit Agreement) being obtained, certain milestones with respect to the Clipper Project and the Company’s Telemark and Gomez fields, to a capital expenditure cap for the Clipper Project as well as there being no default under the DIP Credit Agreement.

The DIP Credit Agreement limits, among other things, the Company’s ability to (i) incur indebtedness, (ii) incur or create liens, (iii) make loans and investments, (iv) dispose of assets, (v) pay dividends, (vi) make capital expenditures, (vii) enter into mergers, (viii) transact business with affiliates, (ix) change the Company’s line of business and (ix) amend certain material agreements. In addition to standard obligations, the DIP Credit Agreement provides for (i) periodic delivery by the Company of various budgets that require the approval of a requisite number of Lenders as set forth in the DIP Credit Agreement, (ii) delivery of variance reports, and weekly and monthly updates to such budgets, (iii) engagement of a chief restructuring officer, and (iv) specific milestones that the Company must achieve by specific target dates.

The DIP Credit Agreement contains certain events of default, the occurrence of which will permit the Agent and the Lenders to exercise certain remedies, including without limitation acceleration of the loans, termination of the commitments to extend credit thereunder and realization upon the collateral.

The Company’s obligations under the DIP Credit Agreement and the other related loan documents will be guaranteed by certain subsidiaries as required by the DIP Credit Agreement; provided, however, there were no guarantors as of August 29, 2012. As security for the performance of the obligations of the Company under the DIP Credit Agreement and the related loan documents, the Agent, for the benefit of itself and the other Lenders, has been granted a first-priority senior security interest in and lien on substantially all of the Company’s property, having the priority and subject to the terms and conditions set forth in the DIP Credit Agreement and the Bankruptcy Court’s orders.

The outstanding principal amount of loans under the DIP Credit Agreement, plus all accrued and unpaid interest thereon, will be due and payable on the earliest of: (i) 18 months after August 29, 2012, (ii) 35 days after entry of the Interim Order (as defined in the DIP Credit Agreement) if the Final Order has not been entered prior to the expiration of such 35-day period, (iii) the effective date of a Chapter 11 plan filed that is confirmed pursuant to an order entered by the Bankruptcy Court and (iv) the acceleration of the loans and termination of the commitments due and payable thereunder, in accordance with the terms of the DIP Credit Agreement.

The foregoing summary of the DIP Credit Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the DIP Credit Agreement, which is attached hereto as Exhibit 10.1, and any order entered by the Bankruptcy Court.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On August 29, 2012, the Company entered into the DIP Credit Agreement. The description of the terms of the DIP Credit Agreement set forth above in Item 1.01 is hereby incorporated by reference into this Item.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

The following exhibit is filed in accordance with the provisions of Item 601 of Regulation S-K:

Exhibit	Exhibit Description

10.1	Senior Secured Super Priority Priming Debtor in Possession Credit Agreement with the lenders party thereto, as lenders, Credit Suisse AG, as the administrative agent and collateral agent, and Credit Suisse Securities (USA) LLC, as the sole bookrunner and sole lead arranger

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned and thereunto duly authorized.

ATP Oil & Gas Corporation

Date: September 5, 2012	By:	/s/ Albert L. Reese Jr.
Albert L. Reese Jr.
Chief Financial Officer

Exhibit Index

Exhibit	Exhibit Description

10.1	Senior Secured Super Priority Priming Debtor in Possession Credit Agreement with the lenders party thereto, as lenders, Credit Suisse AG, as the administrative agent and collateral agent, and Credit Suisse Securities (USA) LLC, as the sole bookrunner and sole lead arranger